CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (No. 333-195948, 333-190138, 333-168597, 333-151659, 333-137933, 333-131457, 333-116369, 333-115311, 333-112238) of Tessera Technologies, Inc. of our report dated February 22, 2016 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
February 22, 2016